Exhibit 10.1
Execution Version
EXCHANGE AGREEMENT
By and Between
VALUEVISION MEDIA, INC.
G.E. CAPITAL EQUITY INVESTMENTS, INC.
and
NBC UNIVERSAL, INC.
Dated as of February 25, 2009

i

TABLE OF CONTENTS
(continued)

ii

SCHEDULES
4.01(b) — Capital Stock Obligations of Material Subsidiaries
4.01(c) — Conflicts
4.01(d) — Consents and Approvals of Company
4.01(e) — Common Stock Options and Obligations
4.01(f) — SEC Filings; Claims and Liabilities
4.01(g) — Tax Matters
4.01(j) — FCC Licenses and Applications
4.01(k) — Brokers and Finders
4.02(c) — Consents and Approvals of GE
4.03(c) — Consents and Approvals of NBC
EXHIBITS
A — Form of Certificate of Designation
B — Form of Registration Rights Agreement
C — Form of Shareholder Agreement

iii

               THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of February 25, 2009 by and among ValueVision Media, Inc., a Minnesota corporation (the “Company”), GE Capital Equity Investments, Inc. (the “Purchaser”), a Delaware corporation, and with respect to Sections 2.04, 2.05, 4.03, 5.03, 8.10 and Articles I and VIII only, NBC Universal, Inc., a Delaware corporation and Affiliate of the Purchaser (“NBC”).
RECITALS
               WHEREAS, the Company issued 5,339,500 shares of Series A Redeemable Convertible Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), to the Purchaser;
               WHEREAS, the Company and the Purchaser have reached an agreement, subject to and on the terms and conditions set forth in this Agreement, to exchange 5,339,500 shares of Series A Preferred Stock held by the Purchaser for 4,929,266 shares of a new series of Series B Redeemable Preferred Stock (the “Series B Preferred Stock”);
               WHEREAS, the Company will file with the Secretary of State of the State of Minnesota a Certificate of Designation relating to the Series B Preferred Stock;
               WHEREAS, the Company and the Purchaser have also reached an agreement for the Company to issue to the Purchaser warrants (the “Warrants”) to purchase up to 6,000,000 shares (subject to adjustment) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $0.75 per share;
               WHEREAS, concurrently with issuance of the Series B Preferred Stock and the Warrants, the Company has agreed to make a cash payment of $3,400,000 (the “Cash Payment”) to the Purchaser;
               NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:
ARTICLE I — DEFINITIONS
               Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
               “Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
               “Ancillary Documents” shall mean the Certificate of Designation, Warrants, Shareholder Agreement and Registration Rights Agreement.

               “Business Day” shall mean any day, other than a Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or obligated by law or executive order to close.
               “Cash Payment” shall have the meaning set forth in the recitals hereto.
               “Certificate of Cancellation” shall mean the Certificate of Cancellation of the Company cancelling the Company’s Certificate of Designation of Series A Redeemable Convertible Preferred Stock, to be executed and filed with the Secretary of State of the State of Minnesota on the Closing Date.
               “Certificate of Designation” shall mean the Certificate of Designation of the Shares of the Company, to be executed and filed with the Secretary of State of the State of Minnesota on or prior to the Closing Date, which shall be substantially in the form of Exhibit A hereto.
               “Closing” and “Closing Date” shall have the meanings set forth in Section 3.01.
               “Code” shall mean the Internal Revenue Code of 1986, as amended.
               “Common Stock” shall have the meaning set forth in the recitals hereto.
               “Company” shall have the meaning set forth in the preamble hereto.
               “Company Subsidiary” shall mean any Subsidiary of the Company.
               “Contractual Obligation” shall mean, as to any Person, any provision of any note, bond or security issued by such Person, or of any mortgage, indenture, deed of trust, lease, license, franchise, contract, agreement, instrument or undertaking to which such Person is party or by which it or any of its property is subject.
               “Distribution Agreement” shall mean the Distribution and Marketing Agreement dated as of March 8, 1999 between the Company and NBC pursuant to which NBC has agreed to distribute certain programming of the Company.
               “Exchange” shall have the meaning set forth in Section 2.02.
               “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
               “Excluded Breach” shall mean any breach of a representation or warranty hereunder, provided that (i) the Purchaser had actual knowledge of the event or circumstance constituting such breach on or prior to the date hereof and (ii) the Purchaser believed, on or prior to the date hereof, that such circumstance or event constituted a breach of such representation or warranty hereunder.
               “FCC” shall mean the Federal Communications Commission.

               “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.
               “Governmental Entity” shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any self-regulating organization, securities exchange or securities trading system.
               “IRS” shall have the meaning set forth in Section 4.01(g).
               “Lien” shall mean any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same effect as any of the foregoing).
               “Material Adverse Effect” shall mean a material adverse effect on (i) with respect to the Company, the assets, business condition, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole or (ii) with respect to any party, the ability of such party to timely perform its obligations under this Agreement or any Ancillary Document to which it is a party.
               “Material Subsidiaries” shall mean those Subsidiaries of the Company that constitute “significant subsidiaries” as defined in Rule 1-02 of Regulation S-X under the Securities Act.
               “MBCA” shall mean the Minnesota Business Corporation Act, as amended.
               “NBC” shall have the meaning set forth in the preamble hereto.
               “Options” shall mean stock options to purchase Common Stock (i) issued or issuable under the Company’s 1990 Stock Option Plan, (ii) issued or issuable under the Company’s 1994 Executive Stock Option Plan (whether or not issued) (iii) issued or issuable under the Company’s 2001 Omnibus Stock Option Plan, (iv) issued or issuable under the Company’s 2004 Omnibus Stock Option Plan, as amended and (v) as set forth on Schedule 4.01(e) hereto.
               “Person” shall mean an individual, corporation, unincorporated association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), trust, joint stock company, joint venture, business trust or unincorporated organization, limited liability company, any Governmental Entity or any other entity of whatever nature.
               “Purchaser” shall have the meaning set forth in the preamble hereto.
               “Registration Rights Agreement” shall mean the amended and restated registration rights agreement to be executed by the Purchaser, NBC and the Company at the Closing, which shall be substantially in the form attached as Exhibit B hereto.

               “Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational documents of such Person, and any law, statute, order, treaty, rule or regulation, or judgment, decree, determination or order of any arbitrator, court or other Governmental Entity, applicable to or binding upon such Person or any of its property.
               “Restricted Party” shall have the meaning set forth in the Shareholder Agreement.
               “SEC” shall mean the United States Securities and Exchange Commission.
               “SEC Documents” shall have the meaning set forth in Section 4.01(f).
               “Securities” shall have the meaning set forth in Section 2.01.
               “Securities Act” shall have the meaning set forth in Section 2.04.
               “Series A Preferred Stock” shall have the meaning set forth in the recitals hereto.
               “Series B Preferred Stock” shall have the meaning set forth in the recitals hereto.
               “Shares” shall have the meaning set forth in Section 2.01.
               “Shareholder Agreement” shall mean the Amended and Restated Shareholder Agreement, to be executed and delivered by the Company, the Purchaser and NBC at Closing, which shall be substantially in the form of Exhibit C hereto.
               “Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company, joint venture or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
               “Surviving Representations and Warranties” shall mean the representations and warranties contained in Section 4.01(e)(ii).
               “Tax” or, collectively, “Taxes” shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, “Taxes” also includes any obligations under any agreements or arrangements with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for taxes of any predecessor entity.

               “Warrants” shall have the meaning set forth in the recitals hereto.
               “Warrant Issuance” shall have the meaning set forth in Section 2.03.
               “Warrant Share” shall mean the shares of Common Stock issued upon exercise of the Warrants.
ARTICLE II — EXCHANGE AND ISSUANCE OF SECURITIES
               Section 2.01. Authorization of Issue. Upon and subject to the terms and conditions set forth in this Agreement, the Company has authorized the issuance to the Purchaser of (i) 4,929,266 shares of Series B Preferred Stock (the “Shares”) and (ii) the Warrants to purchase up to 6,000,000 shares of Common Stock at an exercise price of $0.75 per share. The Shares and the Warrants are collectively referred to as the “Securities”.
               Section 2.02. Exchange of Series A Preferred Stock; Issuance of Warrants; Cash Payment.
     (a) Subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees, on the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions set forth herein, to surrender for exchange at the Closing 5,339,500 shares of the Series A Preferred Stock owned by the Purchaser, which constitutes all of the Purchaser’s shares of the Company.
     (b) Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees, on the basis of the representations, warranties and agreements of the Purchaser and NBC contained herein and subject to all the terms and conditions set forth herein, to (i) exchange at the Closing (the “Exchange”) the shares of the Series A Preferred Stock held by the Purchaser for 4,929,266 shares of Series B Preferred Stock; (ii) issue to the Purchaser (the “Warrant Issuance”) at the Closing, Warrants to purchase up to 6,000,000 shares of Common Stock at an exercise price of $0.75 per share; and (iii) pay to the Purchaser the Cash Payment at the Closing. Immediately after the Closing, the Company shall file the Certificate of Cancellation with the Secretary of State of the State of Minnesota. Without limiting the Company’s obligations under Section 8.08, from and after the Closing, the Purchaser shall cease to have any rights with respect to such Series A Preferred Stock, including any payments of accumulated and unpaid dividends.
               Section 2.03. Legend on Series B Preferred Stock and Warrants. Each certificate issued at the Closing representing Series B Preferred Stock, Warrants and Warrant Shares shall be endorsed with a legend in substantially the form as provided in the Shareholder Agreement.
               Section 2.04. Registration Rights . The Company, the Purchaser and NBC hereby agree to enter into the Registration Rights Agreement at the Closing pursuant to which, under certain terms and conditions specified therein, the Company shall provide to the Purchaser and NBC certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”).
               Section 2.05. Shareholder Agreement. The Company, the Purchaser and NBC

hereby agree to enter into the Shareholder Agreement at the Closing.
ARTICLE III — CLOSING DATE; DELIVERY
               Section 3.01. Closing and Location. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the Exchange and Warrant Issuance (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, on February 25, 2009 (the “Closing Date”), or at such other time and place as may be mutually agreed upon by the Company and the Purchaser.
               Section 3.02. Delivery. At the Closing: (i) the Purchaser shall deliver to the Company the certificates evidencing the 5,339,500 shares of Series A Preferred Stock held by Purchaser, (ii) the Company shall deliver to the Purchaser stock and warrant certificates for the Securities to be issued in accordance with the provisions of Article II, registered in the name of the Purchaser or its nominee (subject to the provisions herein and in the Ancillary Documents) and in such denominations as the Purchaser shall specify not less than two Business Days prior to the Closing Date; (iii) the Company shall deliver to the Purchaser on the Closing Date immediately available funds, by wire transfer to such account as the Purchaser shall specify, in the amount of $3,400,000 to be paid hereunder by the Company pursuant to Section 2.02; and (iv) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article VI hereof.
               Section 3.03. Consummation of Closing. All acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred.
ARTICLE IV — REPRESENTATIONS AND WARRANTIES
               Section 4.01. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:
     (a) Organization and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as they are now being conducted. The Company is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of properties, or the conduct of its businesses requires such licensing or qualification and good standing, except where the failure to be so licensed or qualified or in good standing in any such jurisdiction would not have a Material Adverse Effect.
     (b) Organization and Good Standing of Company Subsidiaries. The Company owns, directly or indirectly, all the shares of outstanding capital stock of each Material Subsidiary, free and clear of all Liens, except such Liens which do not have a Material Adverse Effect. There are (i) no equity securities of any of the Material Subsidiaries that are required to be issued by reason of any options, warrants, rights to subscribe to, calls, preemptive rights or commitments of any character whatsoever, (ii) no outstanding securities or rights convertible into or exchangeable for shares of any capital stock of any Material Subsidiary and (iii) no contracts, commitments, understandings or arrangements by which any Material Subsidiary is bound to issue additional shares of its capital stock or rights convertible into or exchangeable for its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Except as set forth in Schedule 4.01(b), none of the Material Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any of its capital stock. All of the shares of capital stock of each of the Material Subsidiaries are duly and validly authorized and issued, fully paid and non-assessable. Each Material Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as they are now being conducted, and is duly licensed or qualified to do business and is in good standing in each other jurisdiction in which its ownership or leasing of properties, or the conduct of its businesses, requires such licensing or qualification and good standing, except where the failure to be so licensed or qualified or in good standing in any such jurisdiction would not have a Material Adverse Effect.
     (c) Authorization; No Conflicts. The Company has full corporate power and authority to enter into this Agreement and the Ancillary Documents and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each Ancillary Document and the consummation of the Company’s obligations hereunder and thereunder have been duly authorized by all necessary corporate action. This Agreement has been, and on or prior to the Closing Date each Ancillary Document will be, duly and validly executed and delivered by the Company. This Agreement constitutes, and upon its execution and delivery on or prior to the Closing Date, each Ancillary Document will constitute, a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles. Except as set forth in Schedule 4.01(c), the execution, delivery and performance of this Agreement and the Ancillary Documents by the Company, the consummation of the transactions by the Company contemplated hereby and thereby and the compliance by the Company with the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, require a consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company or Material Subsidiaries under, (i) the articles of incorporation, by-laws or other governing instrument of the Company or any Material Subsidiary, (ii) any Contractual Obligation of the Company or any Material Subsidiary or (iii) assuming that the filings, consents and approvals specified in Schedule 4.01(d) have been obtained or made and any waiting period applicable thereto has expired or been terminated, any Requirement of Law applicable to the Company or any Material Subsidiary, except, in the case of clauses (ii) and (iii) above, such conflicts, violations, breaches, consents, approvals, notices, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect.

     (d) Consents. Except as set forth in Schedule 4.01(d), no consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement and the Ancillary Documents, the consummation by the Company of the transactions contemplated hereby and thereby or the performance by the Company of its obligations hereunder and thereunder, except for (i) the filing of all notices, reports and other documents required by the rules and regulations promulgated by the FCC, (ii) such filings as may be required under the blue sky laws of the various states, (ii) the filing of the Certificate of Designation with the Secretary of State of the State of Minnesota and (iv) such consents, approvals, orders, authorizations, registrations, declarations, filings or notices of which the failure to make or obtain would not have a Material Adverse Effect.
     (e) Capitalization. (i) As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of capital stock. As of the date hereof, 33,690,266 shares of Common Stock are issued and outstanding and fully paid and non-assessable, no shares of Common Stock are held in treasury, and no shares of Common Stock are reserved for issuance upon exercise of outstanding stock options except for 6,520,183 shares reserved in respect of Options. As of the date hereof and prior to giving effect to the transactions contemplated by this Agreement and the Ancillary Documents, 5,339,500 shares of Series A Preferred Stock are designated, issued and outstanding.
               (ii) Upon delivery of the Shares on the Closing Date as provided herein, such Shares will be duly and validly authorized and issued, fully paid and non-assessable and not subject to preemptive rights, and the Purchaser will acquire good title thereto, free and clear of all Liens (other than any Lien created by the Purchaser, applicable state and federal securities laws and the Ancillary Documents). The shares of Common Stock issuable upon exercise of the Warrants have been reserved for issuance and, when issued upon exercise of the Warrants, will be duly and validly authorized and issued, fully paid and non-assessable and not subject to preemptive rights, and the owner of such shares will acquire good title thereto, free and clear of all Liens (other than any Lien created by such owner).
          (iii) Other than (A) the requirement to issue warrants to purchase shares of Common Stock pursuant to the terms and conditions of the Distribution Agreement, (B) the requirement to issue the Warrant Shares, (C) the requirement to issue shares of Common Stock pursuant to Options set forth on Schedule 4.01(e), (D) the transactions contemplated by this Agreement and the Ancillary Documents, including the requirement to issue the Shares, (E) as disclosed in the SEC Documents and (F) as set forth in Schedule 4.01(e): (1) no equity securities of the Company are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls, preemptive rights, or commitments of any character whatsoever, (2) there are outstanding no securities or rights convertible into or exchangeable for shares of any capital stock of the Company, (3) there are no contracts, commitments, understandings or arrangements by which the Company is or will be bound to issue additional shares of its capital stock or securities or rights convertible into or exchangeable for shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock, (4) the Company is not subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any of its capital stock, (5) the Company has not granted or agreed to grant any rights relating to the registration of its securities under applicable federal and state securities laws, including piggyback rights, (6) the Company is not a party to, and the executive officers of the Company have no actual knowledge of any, voting trusts, proxies or any other agreements or understandings with respect to the voting of any capital stock of the Company, and (7) the consummation of the transactions contemplated by this Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, warrants, calls, contracts, preemptive rights, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatsoever under which the Company is or may be obligated to issue or acquire its capital stock. As of the Closing Date and after giving effect to the Closing (and to all transactions to be effected simultaneously therewith), there shall be issued no class or series of Preferred Stock other than the Shares.
     (f) SEC Filings, Financial Information, Liabilities. The Company has filed a true and complete copy of each report, schedule, registration statement and definitive proxy statement required to be filed with the SEC since January 1, 2006 (the “SEC Documents”). Except as set forth in Schedule 4.01(f), as of their respective dates, the SEC Documents filed prior to the date hereof, after giving effect to any amendments and supplements thereto filed prior to the date hereof, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such SEC Documents. None of the SEC Documents filed prior to the date hereof when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents filed prior to the date hereof comply as to form in all material respect with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, or for normal year-end adjustments) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in Schedule 4.01(f) and except as set forth in the SEC Documents (including any item accounted for in the financial statements contained in the SEC Documents or set forth in the notes thereto), as of February 2, 2008, neither the Company nor any of its Subsidiaries had, and from such date until the date hereof neither the Company nor any of its Subsidiaries has incurred, any claims, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect (other than claims, liabilities or obligations contemplated by this Agreement or the Ancillary Documents or expressly permitted to be incurred pursuant to this Agreement or the Ancillary Documents). In addition, from February 2, 2008 until the date hereof, there has not been any declaration, setting aside or payment of a dividend or other distribution with respect to shares of capital stock of the Company or any material change in accounting methods or practices by the Company or any of its Subsidiaries.

     (g) Taxes. (i) The Company and each of its Subsidiaries have (A) filed all federal, state, local and foreign Tax Returns and reports required to be filed by them (taking into account all applicable extensions) which are correct and complete in all material respects, (B) paid or accrued all Taxes due and payable, and (C) paid all Taxes for which a notice of assessment or collection has been received (other than Taxes that are being contested in good faith by appropriate proceedings and that have been reserved against in accordance with GAAP), except in the case of clause (A), (B) or (C) for any such filings, payments or accruals that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth on Schedule 4.01(g), there are no audits known by the Company to be pending or contemplated with respect to the Company’s Tax Returns. Neither the Internal Revenue Service (the “IRS”) nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of the Company, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. The Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. No extension of a statute of limitations relating to any Taxes is in effect with respect to the Company or any of its Subsidiaries.
          (ii) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax laws), other than a group the common parent of which was the Company or any Subsidiary of the Company.
          (iii) Neither the Company nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes or any predecessor entity, except for obligations that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.
          (iv) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
     (h) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the actual knowledge of the executive officers of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has during the three-year period prior to the date hereof (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any illegal bribe, rebate, payoff, influence payment, kickback or other unlawful payment, which in the case of each of clauses (i), (ii) and (iv) would subject the Company or any of the Material Subsidiaries to any damage or penalty which would have a Material Adverse Effect.
     (i) Antitakeover Statutes. The Board of Directors of the Company has taken all actions necessary under the MBCA, including approving the transactions contemplated by the Agreement and each of the Ancillary Documents to which it is a party, to ensure that Section 302A.673 of the MBCA applicable to a “business combination” does not, and will not, apply to the transactions contemplated hereunder and thereunder or any “business combination” with any Restricted Party occurring after the date hereof. The restrictions contained in Section 302A.671 of the MBCA applicable to “control share acquisitions” will not apply to the authorization, execution, delivery and performance of this Agreement or any of the Ancillary Documents by the Company or to (i) any shares of Common Stock or Preferred Stock acquired at any time by the Purchaser pursuant to Article II of this Agreement; (ii) the Warrant or (iii) any shares of Common Stock or Preferred Stock or any warrants to purchase Common Stock held by any Restricted Party as of the date hereof. No other “fair price,” “moratorium,” or other similar anti-takeover statute or regulation is applicable to the Company (by reason of the Company’s participation) in the transactions contemplated by this Agreement or the Ancillary Documents.
     (j) FCC Licenses and Applications. Set forth on Schedule 4.01(j) is a list of (i) all licenses relating to television stations that are owned or operated by the Company or its Subsidiaries as of the date hereof (“FCC Licenses”) and (ii) all applications for FCC Licenses or for television station construction permits that are pending before the FCC as of the date hereof. As of the date hereof, the FCC Licenses are the only licenses relating to television stations that are required by applicable FCC law to be held by the Company and its Subsidiaries in order to conduct the business of the Company and its Subsidiaries as it is currently conducted. The FCC Licenses are in full force and effect and have not been revoked, suspended, canceled, rescinded or terminated as of the date hereof. There is no FCC order, judgment, decree, notice of apparent liability or order of forfeiture outstanding, nor is there any action, suit, notice of apparent liability, order of forfeiture, investigation or other proceeding pending or, to the actual knowledge of the executive officers of the Company, threatened by or before the FCC against the Company or affecting the FCC Licenses, except FCC rulemaking proceedings generally affecting the television broadcast industry. The executive officers of the Company have no actual knowledge of any reason to believe that the FCC Licenses will not be renewed in the ordinary course. Consummation of the transactions contemplated  by this Agreement and the Ancillary Documents shall not cause NBC or Purchaser to be deemed to be an attributable owner of, or vertically integrated with, any cable system for purposes of any of the provisions of 47 C.F.R. part 76, or to be deemed an “affiliate” of any cable system for purposes of the commercial leased access rules as established in 47 C.F.R. Section 76.970(b).
     (k) Brokers and Finders. Except as set forth in Schedule 4.01(k), neither the Company nor any Company Subsidiary has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby or by the Ancillary Documents. The Company is solely responsible for all fees or other amounts that may be payable to each Person listed on Schedule 4.01(k).
               Section 4.02. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:
     (a) Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to carry out its obligations hereunder and thereunder. The Purchaser is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of New York.
     (b) Authorization; No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement has been, and on or prior to the Closing Date each of the Ancillary Documents to which the Purchaser is a party will be, duly and validly executed and delivered by the Purchaser, and this Agreement is, and upon their execution and delivery on or prior to the Closing Date each of the Ancillary Documents to which the Purchaser is a party will be, a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement and the Ancillary Documents to which the Purchaser is a party, the consummation by the Purchaser, of the transactions contemplated hereby and thereby and the compliance by Purchaser, with the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, require a consent, approval or notice under, or constitute a default (or an event, which, with notice or lapse of time or both, would constitute a default) under, (i) any organizational document of the Purchaser, (ii) any Contractual Obligation of the Purchaser, or (iii) assuming that the clearances, filings, consents and approvals specified in Schedule 4.02(c) have been obtained or made and any waiting period applicable thereto has expired or been terminated, any Requirement of Law applicable to the Purchaser, except, in the case of clauses (ii) and (iii) above, such conflicts, violations, breaches, consents, approvals, notices, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect.
     (c) Consents and Approvals. Except as set forth in Schedule 4.02(c), no consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required on the part of Purchaser in connection with the execution and delivery by Purchaser, of this Agreement and the Ancillary Documents to which the Purchaser is a party, the consummation by the Purchaser, of the transactions contemplated hereby and thereby or the performance by the Purchaser, of its obligations hereunder and thereunder, except for (i) the filing of all notices, reports and other documents required by the rules and regulations promulgated by the FCC, and (ii) such consents, approvals, orders, authorizations, registrations, declarations, filings or notices of which the failure to make or obtain would not have a Material Adverse Effect. The Purchaser is fully qualified under the

FCC’s rules, regulations, and policies (including, but not limited to, its television network and its multiple ownership rules) to consummate the transactions contemplated by this Agreement and the Ancillary Documents, and such consummation shall not cause the Company to be deemed to be an attributable owner of, or vertically integrated with, any cable system for purposes of any of the provisions of 47 C.F.R. part 76, or to be deemed an “affiliate” of any cable system for purposes of the commercial leased access rules as established in 47 C.F.R. Section 76.970(b).
     (d) Securities Act. The Purchaser (i) is acquiring the Securities solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act; (ii) has had the opportunity to ask questions of the officers and directors of, and has had access to information concerning, the Company and the Securities; (iii) is an “accredited investor” as defined in Rule 501(a) under the Securities Act; (iv) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Company and the Securities; (v) has so evaluated the merits and risks of such investment; (vi) is able to bear the economic risk of such investment; and (vii) is able to afford a complete loss of such investment.
     (e) Listing Requirements. None of the current or proposed members of the Board of the Directors of the Company designated by the Purchaser or its Affiliates (i) is a partner, executive officer, or controlling shareholder of the Purchaser or such Affiliates or (ii) would be the beneficial owner of or have a pecuniary interest in any of the securities to be issued by the Company pursuant to this Agreement to the Purchaser.
     (f) Brokers and Finders. The Purchaser has not utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby or by the Ancillary Documents.
               Section 4.03. Representations and Warranties of NBC. NBC represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:
     (a) Organization and Good Standing. NBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to carry out its obligations hereunder and thereunder. NBC is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of New York.
     (b) Authorization; No Conflicts. The execution, delivery and performance by NBC of this Agreement and the Ancillary Documents to which NBC is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on behalf of NBC. This Agreement and each of the Ancillary Documents to which NBC is a party have been duly and validly executed and delivered by NBC, and this Agreement and each of the Ancillary Documents to which NBC is a party are valid and binding obligations of NBC, enforceable against it in accordance with their terms. The execution, delivery and performance of this Agreement and the Ancillary Documents to which NBC is a party, the consummation by NBC of the transactions contemplated hereby, and thereby and the compliance by NBC with the provisions hereof and thereof, will not conflict with, violate or result in a breach of any provision of, require a consent, approval or notice under, or constitute a default (or an event, which, with notice or lapse of time or both, would constitute a default) under, (i) any organizational document of NBC, (ii) any provision of any note, bond or security issued by NBC, or of any mortgage, indenture, deed of trust, lease, license, franchise, contract, agreement, instrument or undertaking to which NBC is party or by which it or any of its property is subject, or (iii) assuming that the clearances, filings, consents and approvals specified in Schedule 4.03(c) have been obtained or made and any waiting period applicable thereto has expired or been terminated, the certificate of incorporation and by-laws or other organizational documents of NBC, and any law, statute, order, treaty, rule or regulation, or judgment, decree, determination or order of any arbitrator, court or other Governmental Entity, applicable to or binding upon NBC or any of its property, except, in the case of clauses (ii) and (iii) above, such conflicts, violations, breaches, consents, approvals, notices, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect.
     (c) Consents and Approvals. Except as set forth in Schedule 4.03(c), no consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required on the part of NBC in connection with the execution and delivery by NBC of this Agreement and the Ancillary Documents to which NBC is a party, the consummation by NBC of the transactions contemplated hereby and thereby or the performance by NBC of its obligations hereunder and thereunder, except for (i) the filing of all notices, reports and other documents required by the rules and regulations promulgated by the Federal Communications Commission, and (ii) such consents, approvals, orders, authorizations, registrations, declarations, filings or notices of which the failure to make or obtain would not have a Material Adverse Effect. NBC is fully qualified under the Federal Communications Commission’s rules, regulations, and policies (including, but not limited to, its television network and its multiple ownership rules) to consummate the transactions contemplated by this Agreement and the Ancillary Documents, and such consummation shall not cause the Company to be deemed to be an attributable owner of, or vertically integrated with, any cable system for purposes of any of the provisions of 47 C.F.R. part 76, or to be deemed an “affiliate” of any cable system for purposes of the commercial leased access rules as established in 47 C.F.R. Section 76.970(b).
     (d) Brokers and Finders. NBC has not utilized any broker, finder, placement agent or financial advisor whose fees would be payable by the Company or any of its Subsidiaries or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby or by the Ancillary Documents that would be payable by the Company or any of its Subsidiaries.
ARTICLE V — OTHER AGREEMENTS
               Section 5.01. Public Statements. Before any party or any Affiliate of such party shall release any information concerning this Agreement or the Ancillary Documents or the matters contemplated hereby or thereby which is intended for or may result in public dissemination thereof, such party shall cooperate with the other parties, shall furnish drafts of all documents or proposed oral statements to the other parties, provide the other parties the opportunity to review and comment upon any such documents or statements and shall not release or permit release of any such information without the consent of the other parties, except to the extent required by applicable law or the rules of any securities exchange or automated quotation system on which its securities or those of its Affiliate are traded.
               Section 5.02. Reservation of Shares. The Company agrees to keep reserved for issuance at all time prior to the exercise of the Warrants the aggregate number of shares of Common Stock issuable upon the exercise of the Warrants.
               Section 5.03. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.
ARTICLE VI — CONDITIONS PRECEDENT
               Section 6.01. Conditions of the Purchaser. The obligation of the Purchaser to exchange the Series A Preferred Stock and accept the Warrants at the Closing is subject to the satisfaction or waiver of each of the following conditions precedent at or prior to the Closing:
     (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained in this Agreement and the Ancillary Documents shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date, with the same effect as though made on and as of such date, except (i) to the extent any such representation and warranty is made as of a specified date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specified date and (ii) where the inaccuracy of such representation and warranty constitutes an Excluded Breach, and the Company shall have performed in all material respects all obligations, agreements, undertakings, covenants and conditions of this Agreement and the Ancillary Documents required to be performed by it at or prior to the Closing Date.
     (b) No Litigation. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby or in the Ancillary Documents. No action, suit, investigation, arbitration, or administrative or governmental proceeding by any Governmental Entity shall be pending, seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement, or any of the Ancillary Documents.
     (c) Regulatory Approvals. All permits, consents, authorizations, orders and approvals of, and filings and registrations required under any Federal or state law, rule or regulation for or in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation by the parties hereto of the transactions contemplated hereby and thereby shall have been obtained or made and all statutory waiting periods thereunder in respect thereof shall have expired, except where the failure to obtain any permit, consent, authorization, order or approval, or make any filing or registration would not have a Material Adverse Effect.
     (d) Shareholder Agreement. The Shareholder Agreement shall have been duly executed and delivered by the Company.
     (e) Distribution Agreement. The Distribution Agreement shall be in full force and effect.
     (f) Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed and delivered by the Company.
     (g) Certificate of Designation. The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Minnesota.
     (h) Legal Opinion. The Purchaser shall have received from counsel for the Company, opinions in form and substance reasonably acceptable to the Purchaser, addressed to the Purchaser.
     (i) Expense Reimbursement. The Purchaser shall have received the expense reimbursement set forth in Section 8.07.
               Section 6.02. Conditions of the Company . The obligation of the Company to issue the Securities at the Closing is subject to satisfaction or waiver of each of the following conditions precedent at or prior to the Closing:
     (a) Representations and Warranties; Covenants. The representations and warranties of the Purchaser and NBC contained in this Agreement and the Ancillary Documents shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent any such representation and warranty is made as of a specified date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specified date, and the Purchaser and NBC shall have performed in all material respects all obligations, agreements, undertakings, covenants and conditions of this Agreement and the Ancillary Documents required to be performed by them at or prior to the Closing.
     (b) No Litigation. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby or in the Ancillary Documents. No action, suit, investigation, arbitration, or administrative or governmental proceeding by any Governmental Entity shall be pending, seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement, or any of the Ancillary Documents.
     (c) Regulatory Consents. All permits, consents, authorizations, orders and approvals of, and filings and registrations required under Federal or state law, rule or regulation for or in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation by the parties hereto of the transactions contemplated hereby and thereby shall have been obtained or made and all statutory waiting periods thereunder in respect thereof shall have expired, except where the failure to obtain any permit, consent, authorization, order or approval, or make any filing or registration would not have a Material Adverse Effect.
     (d) Shareholder Agreement. The Shareholder Agreement shall have been duly executed and delivered by the Purchaser and NBC.
     (e) Distribution Agreement. The Distribution Agreement shall be in full force and effect.
     (f) Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed and delivered by the Purchaser and NBC.
ARTICLE VII — [RESERVED]
               Section 7.01.[RESERVED]
               Section 7.02.[RESERVED]
ARTICLE VIII — MISCELLANEOUS
               Section 8.01. Survival of Representations and Warranties. All representations and warranties made herein or in any certificates delivered in connection with the Closing shall survive for a period of eighteen months after the Closing, provided, however, that (a) the Surviving Representations and Warranties shall not terminate pursuant to this Section 8.01 and shall continue to survive indefinitely and (b) the representations and warranties in Section 4.01(g) shall survive until 30 days after the expiration of the applicable statute of limitations relating to the taxes or other matters covered.
               Section 8.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by overnight courier as follows:
If to the Purchaser, to:
G.E. Capital Equity Investments, Inc.
201 Merritt 7
1st Floor
Norwalk, CT 06851
Attention: VVTV Account Manager
Fax: (203) 229-5097
with a copy to (which shall not constitute notice):
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Alexander D. Lynch
Fax: (212) 310-8007

If to NBC, to:
NBC Universal, Inc.
30 Rockefeller Plaza
New York, New York 10112
Attention:  Chief Financial Officer
Fax:  (212) 664-0427
with a copy to (which shall not constitute notice):
NBC Universal, Inc.
30 Rockefeller Plaza
New York, New York 10112
Attention:  General Counsel
Fax:  (212) 664-4733
If to the Company, to:
ValueVision Media, Inc.
6740 Shady Oak Road
Eden Prairie, Minnesota 55344-3433
Attention: General Counsel
Fax: (612) 947-0188
with copies to (which shall not constitute notice):
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, CA 90071-1560
Attention: James P. Beaubien and Jason H. Silvera
Fax: (213) 891-8763
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-3901
Attention: Peter J. Ekberg
Fax: (612) 766-1600
or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

               Section 8.03. Entire Agreement; Amendment. This Agreement, the Ancillary Documents and the documents described herein and therein or attached or delivered pursuant hereto or thereto set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.
               Section 8.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.
               Section 8.05. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED WITHIN SUCH STATE, AND EACH PARTY HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR U.S. FEDERAL COURT SITTING WITHIN THE COUNTY OF NEW YORK OR COUNTY OF HENNEPIN. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.
               Section 8.06. Public Announcements. Each of the Company, the Purchaser and NBC agrees to hold in strict confidence and not to disclose to others the status of any discussions or relations among the parties with respect to the subject matter of this Agreement or the Ancillary Documents until such time as the parties mutually agree to publicly disclose such information or are legally obligated to disclose such information or are obligated by applicable Nasdaq rules to disclose such information.
               Section 8.07. Fees and Expenses. The Company shall reimburse the Purchaser for 50% of the reasonable fees and expenses incurred by Purchaser in connection with this Agreement and the Ancillary Documents and the transactions contemplated hereby, except that the Company’s reimbursement obligation under this Section 8.07 will not in any case exceed $350,000 in the aggregate.
               Section 8.08. Indemnification by the Company. (a) Subject to the provisions of Section 8.08(d), the Company agrees to indemnify and save harmless the Purchaser and each of the respective partners, officers, directors, employees, agents and Affiliates of the Purchaser in their respective capacities as such (the “Purchaser Indemnitees”), from and against any and all actions, suits, claims, proceedings, costs, damages, judgments, amounts paid in settlement (subject to Section 8.08(b)) and expenses (including without limitation reasonable attorneys’ fees and disbursements) (collectively, “Losses”), relating to or arising out of any inaccuracy in or breach of the representations, warranties, covenants or agreements made by the Company herein other than any inaccuracy or breach of any representation or warranty that constitutes an Excluded Breach.

     (b) A Purchaser Indemnitee shall give written notice to the Company of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Purchaser Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Section 8.08 unless and to the extent that the Company shall have been materially prejudiced by the failure of such Purchaser Indemnitee to so notify the Company. In case any such action, suit, claim or proceeding is brought against a Purchaser Indemnitee, the Company shall be entitled to participate in the defense thereof and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Purchaser, and after notice from the Company of its election so to assume the defense thereof, the Company will not be liable to such Purchaser Indemnitee under this Section 8.08 for any legal or other expense subsequently incurred by such Purchaser Indemnitee in connection with the defense thereof; provided, however, that (i) if the Company shall elect not to assume the defense of such claim or action or (ii) if outside legal counsel to the Purchaser Indemnitee reasonably determines that there maybe a conflict between the positions of the Company and of the Purchaser Indemnitee in defending such claim or action, then separate counsel shall be entitled to participate in and conduct the defense, and the Company shall be liable for any legal or other expenses reasonably incurred by the Purchaser Indemnitee in connection with the defense (but only with respect to one such separate counsel). The Company shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company further agrees that it will not, without the Purchaser Indemnitee’s prior written consent (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder unless such settlement or compromise includes an unconditional release of the Purchaser and each other Purchaser Indemnitee from all liability arising out of such action, suit, claim or proceeding.
     (c) The indemnification provided for in this Section 8.08 shall be the exclusive post-Closing remedy available to the Purchaser Indemnitees with respect to any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement; provided that nothing herein shall prevent the Purchaser Indemnitees from pursuing any remedies legally available for fraud or fraudulent misrepresentation. Any payment made pursuant to this Section 8.08 shall be treated as an adjustment to the purchase price.
     (d) Notwithstanding anything to the contrary in this Agreement, the Company shall only indemnify and hold harmless the Purchaser Indemnitees under Section 8.08(a) with respect to any Loss relating to or arising out of any inaccuracy in or breach of any representation or warranty made by the Company if, and only if, such Loss, together with the aggregate of all other Losses relating to or arising out of any inaccuracy in or breach of any representation or warranty made by the Company shall exceed $500,000, whereupon the Company shall be liable for all such Losses up to $40,900,000.
               Section 8.09. Indemnification by the Purchaser. (a) The Purchaser agrees to indemnify and save harmless the Company and each of the respective partners, officers, directors, employees, agents and Affiliates of the Company in their respective capacities as such

(the “Company Indemnitees”) from and against any and all Losses relating to or arising out of any inaccuracy in or breach of the representations, warranties, covenants or agreements made by the Purchaser herein.
     (b) A Company Indemnitee shall give written notice to Purchaser of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Company Indemnitee to give notice as provided herein shall not relieve Purchaser of its obligations under this Section 8.09 unless and to the extent that Purchaser shall have been materially prejudiced by the failure of such Company Indemnitee to so notify the Purchaser. In case any such action, suit, claim or proceeding is brought against a Company Indemnitee, the Purchaser shall be entitled to participate in the defense thereof and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Company, and after notice from the Purchaser of its election so to assume the defense thereof, the Purchaser will not be liable to such Company Indemnitee under this Section 8.09 for any legal or other expense subsequently incurred by such Company Indemnitee in connection with the defense thereof; provided, however, that (i) if the Purchaser shall elect not to assume the defense of such claim or action or (ii) if outside legal counsel to the Company Indemnitee reasonably determines that there may be a conflict between the positions of the Purchaser and of the Company Indemnitee in defending such claim or action, then separate counsel shall be entitled to participate in and conduct the defense, and the Purchaser shall be liable for any legal or other expenses reasonably incurred by the Company Indemnitee in connection with the defense (but only with respect to one such separate counsel). The Purchaser shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Purchaser shall not unreasonably withhold, delay or condition its consent. The Purchaser further agrees that it will not, without the Company Indemnitee’s prior written consent (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder unless such settlement or compromise includes an unconditional release of the Company and each other Company Indemnitee from all liability arising out of such action, suit, claim or proceeding.
     (c) The indemnification provided for in this Section 8.09 shall be the exclusive post-Closing remedy available to the Company Indemnitees with respect to any inaccuracy in or breach of any representation or warranty made by Purchaser in this Agreement; provided that nothing herein shall prevent the Company Indemnitees from pursuing any remedies legally available for fraud or fraudulent misrepresentation. Any payment made pursuant to this Section 8.09 shall be treated as an adjustment to the purchase price.
               Section 8.10. Indemnification by NBC. (a) NBC agrees to indemnify and save harmless the Company Indemnitees from and against any and all Losses relating to or arising out of any inaccuracy in or breach of the representations, warranties covenants or agreements made by NBC herein.
     (b) A Company Indemnitee shall give written notice to NBC of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Company Indemnitee to give notice as provided herein shall not relieve NBC of its obligations under this Section 8.10 unless and to the extent that NBC shall have been materially prejudiced by the failure of such Company Indemnitee to so notify NBC. In case any such action, suit, claim or proceeding is brought against a Company Indemnitee, NBC shall be entitled to participate in the defense thereof and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Company, and after notice from NBC of its election so to assume the defense thereof, NBC will not be liable to such Company Indemnitee under this Section 8.10 for any legal or other expense subsequently incurred by such Company Indemnitee in connection with the defense thereof; provided, however, that (i) if NBC shall elect not to assume the defense of such claim or action or (ii) if outside legal counsel to the Company Indemnitee reasonably determines that there may be a conflict between the positions of NBC and of the Company Indemnitee in defending such claim or action, then separate counsel shall be entitled to participate in and conduct the defense, and NBC shall be liable for any legal or other expenses reasonably incurred by the Company Indemnitee in connection with the defense (but only with respect to one such separate counsel). NBC shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that NBC shall not unreasonably withhold, delay or condition its consent. NBC further agrees that it will not, without the Company Indemnitee’s prior written consent (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder unless such settlement or compromise includes an unconditional release of the Company and each other Company Indemnitee from all liability arising out of such action, suit, claim or proceeding.
     (c) The indemnification provided for in this Section 8.10 shall be the exclusive post-Closing remedy available to the Company Indemnitees with respect to any inaccuracy in or breach of any representation or warranty made by NBC in Section 4.03 of this Agreement; provided that nothing herein shall prevent the Company Indemnitees from pursuing any remedies legally available for fraud or fraudulent misrepresentation. Any payment made pursuant to this Section 8.10 shall be treated as an adjustment to the purchase price.
               Section 8.11. Successors and Assigns. Subject to applicable law and the following sentence, the Purchaser may assign its rights under this Agreement in whole or in part only to any Affiliate of the Purchaser, but no such assignment shall relieve the Purchaser of its obligations hereunder. The Purchaser shall not assign any rights under this Agreement to any Affiliate if (a) such assignment would cause any representation or warranty of the Purchaser to become materially untrue or incorrect, (b) such Affiliate does not expressly assume pursuant to a document in form and substance reasonably satisfactory to the Company all of the obligations of the Purchaser associated with the rights proposed to be assigned or (c) such assignment would materially delay or impair consummation of the transactions contemplated by this Agreement or the Ancillary Documents. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the Purchaser. Any purported assignment in violation of this Section shall be void.

               Section 8.12. Arbitration. Any controversy, dispute or claim arising out of, in connection with or in relation to the interpretation, performance or breach of this Agreement, shall be determined, at the request of any party, by arbitration in a city mutually agreeable to the parties to such controversy, dispute or claim, or, failing such agreement, in New York, New York or Minneapolis, Minnesota, before and in accordance with the then-existing Rules for Commercial Arbitration of the American Arbitration Association, and any judgment or award rendered by the arbitrator will be final, binding and unappealable and judgment may be entered by any state or Federal court having jurisdiction thereof. The pre-trial discovery procedures of the Federal Rules of Civil Procedure shall apply to any arbitration under this Section 8.12. Any controversy concerning whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this Section 8.12 shall be determined by the arbitrator. The arbitrator shall be a retired or former United States District Judge or other person acceptable to each of the parties, provided such individual has substantial professional experience with regard to corporate or partnership legal matters. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.
               Section 8.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.
               Section 8.14. Headings, Captions and Table of Contents. The section headings, captions and table of contents contained in this Agreement are for reference purposes only, are not part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

               IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized representatives, all as of the date first above written.

VALUEVISION MEDIA, INC.
By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Senior Vice President, General Counsel and Secretary

G.E. CAPITAL EQUITY INVESTMENTS, INC.
By:	/s/ Michael S. Fisher
	Name:	Michael S. Fisher
	Title:	Sr. Managing Director

With respect to Sections 2.04, 2.05, 4.03, 5.03, 8.10 and Articles I and VIII only NBC UNIVERSAL, INC.
By:	/s/ Salil Mehta
	Name:	Salil Mehta
	Title:	President, Business Operations, Strategy & Development

24